Exhibit 99.1




                NEW WORLD COMPLETES ACQUISITION OF EINSTEIN/NOAH,
          CREATING UNDISPUTED LEADER OF RETAIL BAGEL MARKET
                         AND LEADING FAST-CASUAL COMPANY

EATONTOWN, NJ (6/20/01)--New World Coffee-Manhattan Bagel, Inc. (NASDAQ: NWCI) today announced that it completed the acquisition of the assets of Einstein/Noah Bagel Corp. ("ENBC") and Einstein/Noah Bagel Partners ("ENBP") (together "Einstein/Noah") on June 19, 2001.

With the acquisition, New World has emerged as the nation's largest bagel bakery company, with approximately 800 franchised, licensed and company-owned retail locations in 35 states and the District of Columbia, as well as manufacturing facilities on both coasts. New World's bagel stores operate under the Einstein Bros. Bagels, Manhattan Bagel, Noah's NY Bagels, and Chesapeake Bagel Bakery brands.

Yesterday's closing came eighteen days after the Company submitted the winning bid for the assets at an auction in the U.S. Bankruptcy Court in Phoenix, comprised of $160 million in cash, plus the assumption of up to $30 million of certain current operating liabilities. To complete the acquisition, New World completed an equity investment of $25 million from institutional investors, plus a debt financing placed by Jefferies & Company.

As previously announced, the acquisition includes substantially all assets of Einstein/Noah, including approximately 460 primarily company-owned stores, a manufacturing facility in Los Angeles, Einstein/Noah's support center in Golden, CO, and all trademarks and intellectual property rights.

Einstein/Noah, which now operates as a wholly owned subsidiary of New World, will continue to be based in the Golden, CO support center. New World has extended an offer of employment to all the employees of Einstein/Noah and expects that virtually all employees, including members of the operating management team, will continue in their current roles.

"This acquisition brings two strong concepts with powerful brand identities, a very profitable store base and a great deal of talent to our team." said Ramin Kamfar, New World Chairman and CEO. "Accordingly, we expect Einstein/Noah to become an important contributor to our company, to our management team and to our bottom line. Our intention is to maintain the distinct identities of these well-established concepts and to grow the chains."

Kamfar added: "The Einstein/Noah acquisition positions us as the leader of the retail bagel bakery business, and a leading player in the fast growing, attractive `fast-casual' segment of the industry. This will serve as a formidable platform on which to expand our business through the addition of new store locations, and through leveraging our brands into non-traditional channels, such as universities and hotels."

"We are very excited to have completed this acquisition, as Einstein/Noah will add approximately $370 million in revenues and over $30 million in EBITDA to our income statement today," said New World CFO Jerold Novack. "In addition it offers significant opportunities for increased efficiencies primarily in purchasing, manufacturing and distribution, which leads us to expect the combined business to be significantly more profitable than the businesses on a standalone basis."

New World Coffee-Manhattan Bagel, Inc. currently franchises, licenses or owns stores under its six brands in 35 states and Washington, D.C. The Company is vertically integrated in bagel dough manufacturing and coffee roasting, with plants in New Jersey, California and Connecticut.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the Company's SEC filings.